FIRST POTOMAC
REALTY TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FPO LISTED NYSE.

SECOND QUARTER 2017

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is owning and operating properties that can benefit from our market knowledge and intensive operational skills with a focus on increasing their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Randy Haugh
Vice President, Finance
(240) 235-5573
rhaugh@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements regarding the pending merger transaction with Government Properties Income Trust (“GOV”) and the timing of such transaction, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results, performance or achievements to differ materially from the Company’s expectations include, among others, the following: changes in general or regional economic conditions; the Company’s ability to obtain the required shareholder approval to consummate the pending merger transaction with GOV; the Company’s or GOV’s ability to consummate the pending merger transaction and the risks associated therewith; the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement in connection with the pending merger transaction; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; and other risks detailed under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016 and in the other documents the Company files with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Randy Haugh	7600 Wisconsin Avenue
Vice President, Finance	11th Floor
(240) 235-5573	Bethesda, MD 20814
rhaugh@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
SECOND QUARTER 2017 RESULTS

First Potomac Realty Trust to be Acquired by Government Properties Income Trust
in All-Cash Deal Valued at $1.4 Billion

BETHESDA, MD. (July 27, 2017) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and six months ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Reported net loss attributable to common shareholders of $2.7 million, or $0.05 per diluted share.

•	Reported Core Funds From Operations of $13.9 million, or $0.23 per diluted share.

•	Leased percentage at June 30, 2017 remained flat at 94.4% compared with June 30, 2016.

Transaction with Government Properties Income Trust

As previously announced, on June 27, 2017, First Potomac Realty Trust (“First Potomac”) entered into a definitive merger agreement with Government Properties Income Trust (NASDAQ: GOV) under which GOV will acquire all of the outstanding shares of First Potomac (the “Transaction”). Under the terms of the merger agreement, First Potomac shareholders will receive a cash payment of $11.15 per share at closing. This represents a premium of 9.3% to First Potomac’s 30-trading day volume weighted average price per share ended April 24, 2017, the last trading day before media speculation regarding a potential sale of First Potomac. The Transaction, which is valued at $1.4 billion, including the assumption of debt, is expected to close prior to year-end 2017. In the interim, the Company does not intend to hold quarterly earnings conference calls and, pursuant to the merger agreement, has agreed it will not pay dividends, except to the extent that dividends and other distributions are necessary for each of First Potomac and its real estate investment trust (“REIT”) subsidiary to maintain their respective status as a REIT.

The Transaction is subject to customary closing conditions, including approval by First Potomac shareholders at a special meeting. As a result, the Company can provide no assurances regarding when the Transaction will close, if at all. The Board of Trustees of First Potomac has unanimously approved both the merger and the merger agreement, and has recommended approval of the merger by First Potomac’s shareholders.

Earnings Release - Continued

Reconciliation of Net (Loss) Income Attributable to Common Shareholders and FFO, FFO Available to Common Shareholders and Unitholders and Core FFO
(amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income attributable to common shareholders	$(2,705)	$(5,491)	$40,439	$(9,597)
Depreciation and amortization:
Rental property	13,845	15,141	28,411	30,147
Unconsolidated joint ventures	700	895	1,571	1,776
Impairment of rental property(1)	—	2,772	—	2,772
(Gain) loss on sale of rental property(2)	—	—	(42,799)	1,155
Gain on sale of rental property owned through unconsolidated joint ventures(3)	—	—	(3,797)	—
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(123)	(294)	1,762	(427)
Dividends on preferred shares	—	794	—	3,042
Issuance costs of redeemed preferred shares(4)	—	3,095	—	4,999
Funds from operations (“FFO”)	11,717	16,912	25,587	33,867
Dividends on preferred shares	—	(794)	—	(3,042)
Issuance costs of redeemed preferred shares(4)	—	(3,095)	—	(4,999)
FFO available to common shareholders and unitholders	11,717	13,023	25,587	25,826
Issuance costs of redeemed preferred shares(4)	—	3,095	—	4,999
Loss on debt extinguishment	—	—	—	48
Transaction costs(5)	2,212	—	2,212	—
Core FFO	$13,929	$16,118	$27,799	$30,873

Net (loss) income attributable to common shareholders per share - basic	$(0.05)	$(0.10)	$0.70	$(0.17)
Net (loss) income attributable to common shareholders per share - diluted	$(0.05)	$(0.10)	$0.70	$(0.17)
Weighted average basic common shares	57,999	57,577	57,662	57,559
Weighted average diluted common shares	57,999	57,577	57,940	57,559

FFO available to common shareholders and unitholders per share – basic and diluted	$0.19	$0.22	$0.43	$0.43
Core FFO per share – diluted	$0.23	$0.27	$0.46	$0.51
Weighted average basic common shares and units	60,234	60,155	60,207	60,151
Weighted average diluted common shares and units	60,544	60,230	60,486	60,232

(1)	In the second quarter of 2016, we recorded a $2.8 million impairment charge related to the sale of Storey Park, which was subsequently sold in July 2016.

(2)
The gain on sale of rental property for the six months ended June 30, 2017 primarily relates to the sale of Plaza 500, and the loss on sale of rental property for the six months ended June 30, 2016 relates to the sale of a portfolio of properties located in Northern Virginia.

(3)
Reflects our proportionate share of the gain on sale of Aviation Business Park and Rivers Park I and II, which were sold by the unconsolidated joint ventures that owned the respective properties. The gain is reflected within equity in earnings on our consolidated income statement for the six months ended June 30, 2017.

(4)
Represents original issuance costs associated with the 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “7.750% Series A Preferred Shares”) that were redeemed during the periods presented.

(5)	Represents legal, advisory and accounting fees associated with the Transaction.

Earnings Release - Continued

The definitions of FFO, FFO available to common shareholders and unitholders and Core FFO, as well as the statements of purpose, are included below under “Non-GAAP Financial Measures.”

Second Quarter Results

Net (loss) income attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders for the three and six months ended June 30, 2017 and 2016 are as follows (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Net (loss) income attributable to common shareholders	$(2,705)	$(5,491)	$2,786	$40,439	$(9,597)	$50,036
Core FFO	$13,929	$16,118	$(2,189)	$27,799	$30,873	$(3,074)
FFO available to common shareholders and unitholders	$11,717	$13,023	$(1,306)	$25,587	$25,826	$(239)

Three months ended June 30, 2017 compared with the same period in 2016

Positive impacts to net loss attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders reflect the following:

•	a $0.8 million reduction in accrued preferred dividends due to the redemption of all of the outstanding 7.750% Series A Preferred Shares during 2016;

•
a $0.3 million decrease in general and administrative costs (which excludes $2.2 million of legal, advisory and accounting fees related to the Transaction, which is excluded from the calculation of Core FFO) primarily due to a decrease in compensation costs and other overhead reductions; and

•	a $0.5 million decrease in interest expense primarily due to a reduction in our outstanding debt.

Net loss attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders were adversely impacted by the following:

•	a $2.3 million reduction in net operating income from property dispositions; and

•	a $0.9 million decrease in interest income due to the repayment of the $34.0 million mezzanine loan on 950 F Street, NW in the second quarter of 2016.

Six months ended June 30, 2017 compared with the same period in 2016

Net income (loss) attributable to common shareholders for the six months ended June 30, 2017 primarily increased compared with the six months ended June 30, 2016 due to a $42.7 million gain on the sale of Plaza 500 in the first quarter of 2017. Gains and losses from the sale of properties are excluded from both Core FFO and FFO. Positive impacts to net income (loss) attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders reflect the following:

•	a $3.0 million reduction in accrued preferred dividends due to the redemption of all of the outstanding 7.750% Series A Preferred Shares during 2016;

•	a $1.0 million decrease in interest expense primarily due to a reduction in our outstanding debt;

•	a $0.4 million decrease in general and administrative costs (which excludes $2.2 million of legal, advisory and accounting fees related to the Transaction, which is excluded from the

Earnings Release - Continued

calculation of Core FFO) primarily due to a decrease in compensation costs and other overhead reductions; and

•	a $0.2 million increase in Same Property net operating income (“Same Property NOI”).

Net income (loss) attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders were adversely impacted by the following:

•	a $4.0 million reduction in net operating income from property dispositions; and

•	a $1.7 million decrease in interest income due to the repayment of the $34.0 million mezzanine loan on 950 F Street, NW in the second quarter of 2016.

Operating Performance - Leasing and Occupancy

At June 30, 2017, our consolidated portfolio consisted of 71 buildings totaling 6.0 million square feet. Leasing and occupancy highlights for our consolidated portfolio were as follows:

Leased and occupied %(1)
	June 30, 2017	June 30, 2016	Year-over-year basis point increase	March 31, 2017
Leased	94.4%	94.4%	—	94.0%
Occupied	92.6%	93.1%	(50)	92.4%
(1) Excludes properties in development or redevelopment for the respective periods.

Leased percentage during the second quarter of 2017 remained flat compared with the same period in 2016, while occupied percentage slightly decreased largely due to tenant move-outs at 11 Dupont Circle, NW.

Leasing Activity (square feet)
	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Total new leases	65,000	139,000
Total renewal leases	63,000	152,000
Total leases executed	128,000	291,000

For the three months ended June 30, 2017, we had a tenant retention rate of 56%, and we experienced positive net absorption of 18,000 square feet. The 56% retention rate is attributable to several lease terminations in our Washington, D.C., Northern Virginia and Southern Virginia segments.

For the six months ended June 30, 2017, we had a tenant retention rate of 39% and experienced negative net absorption of 98,000 square feet. The low retention rate and negative net absorption were largely due to the lease termination of the Department of Health and Human Services at 540 Gaither Road (“Redland I”) at Redland, who was the sole tenant of the 134,000 square-foot building. We have begun repositioning Redland I as the building was placed into redevelopment in March 2017. In addition, during the second quarter of 2016, we re-leased two floors at Redland I, which totaled 45,000 square feet, or approximately 34% of the building’s total square footage. We anticipate that the new tenant at Redland I will take occupancy in early 2018; however, we can provide no assurances regarding the timing of when the tenant will take occupancy. We exclude the square footage from properties in development and redevelopment from our leased and occupied calculations.

Earnings Release - Continued

Operating Performance - Same Properties

Same Property NOI (decreased) increased on an accrual basis for the three and six months ended June 30, 2017 compared with the same period in 2016 as follows:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Washington, D.C.	(1.7)%	0.3%
Maryland	(0.1)%	1.8%
Northern Virginia	1.4%	2.2%
Southern Virginia	1.1%	(1.9)%
Total - accrual basis	(0.1)%	0.5%

The slight decrease in the Company’s Same Property NOI for the three months ended June 30, 2017 was due to a slight decrease in overall occupancy, primarily driven by a decrease in occupancy at 11 Dupont Circle, NW, which was almost entirely offset by reductions in anticipated bad debt expense in Northern Virginia and increases in rental rates in Southern Virginia.

A reconciliation of net (loss) income from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, can be found in our Second Quarter 2017 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Financing Activity

On May 23, 2017, we used a $32.0 million draw under the unsecured revolving credit facility, together with available cash, to repay, without penalty, the $32.2 million construction loan encumbering 440 First Street, NW. The loan had a variable interest rate of LIBOR plus a spread of 2.50% and was scheduled to mature on May 30, 2017.

Balance Sheet

We had $650.5 million of gross debt outstanding at June 30, 2017, of which $230.8 million was fixed-rate debt, $240.0 million was hedged variable-rate debt and $179.7 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.7% at June 30, 2017.

On July 18, 2017, five swap agreements that together fixed LIBOR at a weighted average interest rate of 1.5% on $147.5 million of our variable rate date expired.

Dividends

Pursuant to the terms of the Transaction, the Company has agreed that it will not pay regular, quarterly distributions to the holders of the Company’s common shares prior to the closing of the Transaction, except to the extent that dividends and other distributions are necessary for each of the Company and its REIT subsidiary to maintain their respective status as a REIT. To the extent distributions are paid as necessary to maintain REIT status, such distributions will reduce the merger consideration on a dollar-for-dollar basis.

Investor Conference Call

As a result of the pending Transaction, the Company will not host a conference call to discuss second quarter 2017 results.

Earnings Release - Continued

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of June 30, 2017, our consolidated portfolio totaled 6.0 million square feet. Based on annualized cash basis rent, our portfolio consists of 66% office properties and 34% business park properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares and the write-off of issuance costs associated with our redeemed preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity REIT as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for common shares in determining FFO per diluted share. Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, issuance costs of redeemed preferred shares, acquisition costs and all costs associated with the Transaction. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented. Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to (loss) income attributable to common shareholders in this release.

Earnings Release - Continued

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income (loss) calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward-Looking Statements

The forward-looking statements contained in this supplemental financial information, including statements regarding the pending merger transaction with Government Properties Income Trust (“GOV”) and the timing of such transaction, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results, performance or achievements to differ materially from the Company’s expectations include, among others, the following: changes in general or regional economic conditions; the Company’s ability to obtain the required shareholder approval to consummate the pending merger transaction with GOV; the Company’s or GOV’s ability to consummate the pending merger transaction and the risks associated therewith; the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement in connection with the pending merger transaction; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; and other risks detailed under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016 and in the other documents the Company files with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental	$29,360	$31,554	$60,178	$65,398
Tenant reimbursements and other	6,028	6,939	13,034	15,792
Total revenues	35,388	38,493	73,212	81,190
Operating expenses:
Property operating	8,350	8,543	18,307	20,080
Real estate taxes and insurance	4,459	4,920	9,120	10,136
General and administrative	6,214	4,305	10,712	8,884
Depreciation and amortization	13,845	15,141	28,411	30,147
Impairment of rental property	—	2,772	—	2,772
Total operating expenses	32,868	35,681	66,550	72,019
Operating income	2,520	2,812	6,662	9,171
Other expenses (income):
Interest expense	6,053	6,568	12,397	13,384
Interest and other income	(228)	(1,101)	(437)	(2,104)
Equity in earnings of affiliates	(477)	(663)	(4,700)	(1,219)
(Gain) loss on sale of rental property	—	—	(42,799)	1,155
Loss on debt extinguishment	—	—	—	48
Total other expenses (income)	5,348	4,804	(35,539)	11,264
Net (loss) income	(2,828)	(1,992)	42,201	(2,093)
Less: Net loss (income) attributable to noncontrolling interests	123	390	(1,762)	537
Net (loss) income attributable to First Potomac Realty Trust	(2,705)	(1,602)	40,439	(1,556)
Less: Dividends on preferred shares	—	(794)	—	(3,042)
Less: Issuance costs of redeemed preferred shares	—	(3,095)	—	(4,999)
Net (loss) income attributable to common shareholders	$(2,705)	$(5,491)	$40,439	$(9,597)

Basic and diluted earnings per common share:
Net (loss) income attributable to common shareholders - basic and diluted	$(0.05)	$(0.10)	$0.70	$(0.17)
Weighted average common shares outstanding:
Basic	57,999	57,577	57,662	57,559
Diluted	57,999	57,577	57,940	57,559

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Rental property, net	$1,021,168	$1,059,272
Assets held-for-sale	—	13,176
Cash and cash equivalents	14,489	14,144
Escrows and reserves	2,518	1,419
Accounts and other receivables, net of allowance for doubtful accounts of $699 and $655, respectively	5,621	6,892
Accrued straight-line rents, net of allowance for doubtful accounts of $119 and $414, respectively	48,134	42,745
Investment in affiliates	41,363	49,392
Deferred costs, net	40,442	42,712
Prepaid expenses and other assets	4,137	5,389
Intangibles assets, net	22,622	25,106
Total assets	$1,200,494	$1,260,247
Liabilities:
Mortgage loans, net	$271,720	$296,212
Unsecured term loan, net	299,462	299,404
Unsecured revolving credit facility, net	73,958	141,555
Accounts payable and other liabilities	44,137	43,904
Accrued interest	1,429	1,537
Rents received in advance	6,336	6,234
Tenant security deposits	4,848	4,982
Deferred market rent, net	1,641	1,792
Total liabilities	703,531	795,620
Noncontrolling interests in the Operating Partnership	28,637	28,244
Equity:
Common shares, $0.001 par value per share, 150,000 shares authorized; 58,741 and 58,319 shares issued and outstanding, respectively	59	58
Additional paid-in capital	915,758	913,367
Accumulated other comprehensive loss	(27)	(844)
Dividends in excess of accumulated earnings	(447,464)	(476,198)
Total equity	468,326	436,383
Total liabilities, noncontrolling interests and equity	$1,200,494	$1,260,247

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of net (loss) income to Same Property NOI(1):
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Number of buildings	69	69	69	69

Net (loss) income	$(2,828)	$(1,992)	$42,201	$(2,093)
Total other expenses (income)	5,348	4,804	(35,539)	11,264
Impairment of rental property	—	2,772	—	2,772
Depreciation and amortization	13,845	15,141	28,411	30,147
General and administrative expenses	6,214	4,305	10,712	8,884
Non-comparable net operating income(2)	(739)	(3,163)	(2,642)	(8,064)
Same Property NOI	$21,840	$21,867	$43,143	$42,910

Same property revenues
Rental	$28,317	$28,192	$56,788	$55,971
Tenant reimbursements and other(3)	5,565	5,443	11,752	12,098
Total same property revenues	33,882	33,635	68,540	68,069
Same property operating expenses
Property(4)	7,712	7,621	16,709	16,841
Real estate taxes and insurance	4,330	4,147	8,688	8,318
Total same property operating expenses	12,042	11,768	25,397	25,159
Same Property NOI	$21,840	$21,867	$43,143	$42,910

Same Property NOI growth	(0.1)%		0.5%

	Weighted Average Occupancy for the Three Months Ended June 30,		Weighted Average Occupancy for the Six Months Ended June 30,
	2017	2016	2017	2016
Same Properties	92.5%	92.7%	92.3%	92.7%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended June 30, 2017	Percentage of Base Rent	Six Months Ended June 30, 2017	Percentage of Base Rent
Washington, D.C.	(1.7)%	33%	0.3%	33%
Maryland	(0.1)%	29%	1.8%	29%
Northern Virginia	1.4%	16%	2.2%	16%
Southern Virginia	1.1%	22%	(1.9)%	22%
By Type
Business Park / Industrial	3.0%	31%	(4.3)%	31%
Office	(1.6)%	69%	1.2%	69%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and six months ended June 30, 2017 and 2016 exclude the operating results of all disposed properties and the results of the following non-same properties that were owned as of June 30, 2017: Redland I and the NOVA build-to-suit.

(2)
Includes property results for Redland I, the NOVA build-to-suit and all properties that were disposed of prior to June 30, 2017. Also includes an administrative overhead allocation, which was replaced by a normalized management fee.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q2-2017	Q1-2017		Q4-2016	Q3-2016		Q2-2016
Net (loss) income attributable to common shareholders	$(2,705)	$43,145		$(1,646)	$1,607		$(5,491)
Net (loss) income attributable to common shareholders per diluted common share	$(0.05)	$0.74		$(0.03)	$0.03		$(0.10)
FFO available to common shareholders and unitholders(1)	$11,717	$13,869		$16,010	$16,501		$13,023
Core FFO(1)	$13,929	$13,869		$16,010	$17,018		$16,118
FFO available to common shareholders and unitholders per diluted share	$0.19	$0.23		$0.27	$0.27		$0.22
Core FFO per diluted share	$0.23	$0.23		$0.27	$0.28		$0.27

Operating Metrics
Change in Same Property NOI - Accrual Basis(2)	(0.1)%	1.2%		(5.2)%	4.1%		3.6%

Assets
Total Assets	$1,200,494	$1,203,997		$1,260,247	$1,270,670		$1,320,046

Debt Balances(3)
Unhedged Variable-Rate Debt(4)	$179,700	$177,800		$270,800	$259,799		$235,799
Hedged Variable-Rate Debt(5)	240,000	240,000		240,000	240,000		300,000
Fixed-Rate Debt	230,815	231,716		232,607	245,719		246,693
Total	650,515	649,516		743,407	745,518		782,492

Preferred Shares
7.750% Series A Preferred Shares, $25 per share liquidation preference(6)	—	—		—	—		15,000

Total Debt and Preferred Shares	$650,515	$649,516		$743,407	$745,518		$797,492

Leasing Metrics
Net Absorption (Square Feet)(7)	18,159	(115,790)	(8)	(30,779)	152,036	(9)	20,807
Tenant Retention Rate	56%	32%	(10)	36%	81%		90%
Leased %	94.4%	94.0%		93.8%	94.1%		94.4%
Occupancy %	92.6%	92.4%		92.6%	92.8%		93.1%
Total Portfolio Size (Square Feet)	5,998,185	5,996,668		6,714,265	6,712,947		6,543,762
Total New Leases (Square Feet)	65,000	74,000		54,000	74,000		126,000
Total Renewal Leases (Square Feet)	63,000	89,000		42,000	206,000		167,000

(1)	See Quarterly Financial Measures for a reconciliation of our net (loss) income attributable to common shareholders to FFO, FFO available to common shareholders and unitholders and Core FFO.

(2)
For the fourth quarter of 2016, Same Property NOI includes a $1.4 million write-off of unamortized lease incentives and rent abatement (reflected as a deduction to rental revenue) associated with a defaulted tenant at 840 First Street, NE. Excluding this write-off, Same Property NOI would have increased 0.5% for the three months ended December 31, 2016 compared with the same period in 2015.

(3)	The debt balances for all periods presented exclude unamortized deferred financing costs.

(4)
For the three months ended June 30, 2016, we included variable-rate debt that encumbered the Storey Park land, which was classified as held-for-sale on our consolidated balance sheet at June 30, 2016 and was subsequently sold on July 25, 2016.

(5)
As of June 30, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. Two swap agreements that together fixed LIBOR at a weighted average interest rate of 1.8% on $60.0 million of our variable rate debt expired on July 18, 2016. On July 18, 2017, five swap agreements that together fixed LIBOR at a weighted average interest rate of 1.5% on $147.5 million of our variable rate debt expired.

(6)	All remaining 7.750% Series A Preferred Shares were redeemed in July 2016.

(7)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

(8)	Includes the 133,895 square foot expiration of the Department of Health and Human Services at Redland I.

(9)	Includes 167,440 square feet from the NOVA build-to-suit being placed into service.

(10)
Includes the 133,895 square foot expiration of the Department of Health and Human Services at Redland I during the first quarter of 2017. Excluding this expiration, the tenant retention rate would have been 61% for the first quarter of 2017.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Revenues:
Rental(1)	$29,360	$30,818	$31,411	$32,416	$31,554
Tenant reimbursements and other	6,028	7,005	7,561	7,756	6,939
Total revenues	35,388	37,823	38,972	40,172	38,493
Operating expenses:
Property operating	8,350	9,958	8,974	9,500	8,543
Real estate taxes and insurance	4,459	4,661	4,917	4,755	4,920
Net operating income	22,579	23,204	25,081	25,917	25,030
General and administrative(2)	6,214	4,497	3,980	4,112	4,305
Depreciation and amortization(3)	13,845	14,566	16,787	13,928	15,141
Impairment of rental property(4)	—	—	—	—	2,772
Other expenses (income)
Interest expense	6,053	6,344	6,571	6,414	6,568
Interest and other income	(228)	(210)	(129)	(115)	(1,101)
Equity in earnings of affiliates(5)	(477)	(4,223)	(411)	(664)	(663)
Gain on sale of rental property(6)	—	(42,799)	—	—	—
Total other expenses (income)	5,348	(40,888)	6,031	5,635	4,804
Net (loss) income	(2,828)	45,029	(1,717)	2,242	(1,992)
Less: Net loss (income) attributable to noncontrolling interests	123	(1,884)	71	(107)	390
Net (loss) income attributable to First Potomac Realty Trust	(2,705)	43,145	(1,646)	2,135	(1,602)
Dividends on preferred shares	—	—	—	(11)	(794)
Issuance costs of redeemed preferred shares(7)	—	—	—	(517)	(3,095)
Net (loss) income attributable to common shareholders	$(2,705)	$43,145	$(1,646)	$1,607	$(5,491)

EBITDA and Adjusted EBITDA
Net (loss) income	$(2,828)	$45,029	$(1,717)	$2,242	$(1,992)
Less:
Interest expense	6,053	6,344	6,571	6,414	6,568
Depreciation and amortization	13,845	14,566	16,787	13,928	15,141
EBITDA	17,070	65,939	21,641	22,584	19,717
Gain on sale of rental property	—	(42,799)	—	—	—
Impairment of rental property	—	—	—	—	2,772
Transaction costs(8)	2,212	—	—	—	—
Adjusted EBITDA	$19,282	$23,140	$21,641	$22,584	$22,489

(1)
Rental revenue for the three months ended December 31, 2016 includes a $1.4 million write-off of unamortized lease incentives and rent abatement associated with a defaulted tenant at 840 First Street, NE.

(2)	General and administrative expense for the three months ended June 30, 2017, includes $2.2 million of legal, advisory and accounting fees associated with the Transaction.

(3)	Depreciation and amortization for the three months ended December 31, 2016 includes a $2.0 million write-off of tenant improvements associated with a defaulted tenant at 840 First Street, NE.

(4)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016.

(5)
Equity in earnings of affiliates for the three months ended March 31, 2017 includes our proportionate share of the gain on sale of Aviation Business Park and Rivers Park I and II, which were sold by the unconsolidated joint ventures that owned the respective properties in March 2017.

(6)	For the three months ended March 31, 2017, we recorded a $0.1 million gain on the sale of One Fair Oaks and a $42.7 million gain on the sale of Plaza 500.

(7)	Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods.

(8)	Represents legal, advisory and accounting fees associated with the Transaction.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net (loss) income:
	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Supplemental Operating Items(1)
Termination fees	$—	$—	$17	$55	$42
Capitalized interest	178	22	—	208	273
Snow and ice removal costs (excluding reimbursements)(2)	—	(839)	(82)	—	—
Reserves for bad debt expense	(146)	(324)	(40)	(419)	(266)
Transaction costs(3)	(2,212)	—	—	—	—

Dispositions in Continuing Operations(4)
Revenues	$—	$804	$3,547	$3,614	$3,605
Operating expenses	—	(304)	(1,118)	(1,148)	(1,341)
Depreciation and amortization expense	—	(289)	(641)	511	(1,236)
Interest expense, net of interest income	—	—	—	(44)	(208)
Impairment of rental property(5)	—	—	—	—	(2,772)
Gain (loss) on sale of rental property(6)	—	42,799	—	—	—
	$—	$43,010	$1,788	$2,933	$(1,952)

(1)	Includes the operations of properties that were sold or classified as held-for-sale during the respective periods.

(2)	We recovered 49% to 58% of these costs for the periods presented.

(3)	Represents legal, advisory and accounting fees associated with the Transaction.

(4)
Represents the operating results of properties that were sold or classified as held-for-sale during the respective periods, which includes Plaza 500, which was sold in February 2017, One Fair Oaks, which was sold in January 2017, and Storey Park, which was sold in July 2016.

(5)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016.

(6)	For the three months ended March 31, 2017, we recorded a $0.1 million gain on the sale of One Fair Oaks and a $42.7 million gain on the sale of Plaza 500.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS (“FFO”) AND CORE FFO	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Net (loss) income attributable to common shareholders	$(2,705)	$43,145	$(1,646)	$1,607	$(5,491)
Depreciation and amortization:
Rental property(1)	13,845	14,566	16,787	13,928	15,141
Unconsolidated joint ventures	700	870	940	895	895
Impairment of rental property	—	—	—	—	2,772
Gain on sale of rental property	—	(42,799)	—	—	—
Gain on sale of rental property owned through unconsolidated joint ventures(2)	—	(3,797)	—	—	—
Net (loss) income attributable to noncontrolling interests
in the Operating Partnership	(123)	1,884	(71)	71	(294)
FFO available to common shareholders and unitholders	11,717	13,869	16,010	16,501	13,023
Dividends on preferred shares	—	—	—	11	794
Issuance costs of redeemed shares(3)	—	—	—	517	3,095
FFO	$11,717	$13,869	$16,010	$17,029	$16,912

FFO available to common shareholders and unitholders	$11,717	$13,869	$16,010	$16,501	$13,023
Issuance costs of redeemed shares(3)	—	—	—	517	3,095
Transaction costs(4)	2,212	—	—	—	—
Core FFO	$13,929	$13,869	$16,010	$17,018	$16,118

Diluted Per Share Metrics:
Net (loss) income attributable to common shareholders	$(0.05)	$0.74	$(0.03)	$0.03	$(0.10)
FFO available to common shareholders and unitholders	$0.19	$0.23	$0.27	$0.27	$0.22
Core FFO	$0.23	$0.23	$0.27	$0.28	$0.27

Weighted average shares - diluted	57,999	57,907	57,606	57,825	57,577
Weighted average shares and OP units - diluted	60,544	60,452	60,383	60,402	60,230

Other Supplemental Information:
Share-based compensation expense	$861	$829	$693	$631	$506
Straight-line rent, net(5)	450	344	1,761	532	491
Deferred market rent, net	7	50	64	81	76
Non-real estate depreciation and amortization(6)	346	336	346	283	348
Debt fair value amortization	(80)	(79)	(118)	(128)	(125)
Amortization of finance costs	430	435	441	424	505
Tenant improvements(7)	(980)	(2,450)	(1,200)	(1,155)	(2,943)
Leasing commissions(7)	(916)	(616)	(663)	(781)	(752)
Capital expenditures(7)	(1,047)	(497)	(1,155)	(818)	(1,274)
Total	$(929)	$(1,648)	$169	$(931)	$(3,168)

(1)	Depreciation and amortization for the three months ended December 31, 2016 includes a $2.0 million write-off of assets associated with a defaulted tenant at 840 First Street, NE.

(2)
Reflects our proportionate share of the gain on sale of Aviation Business Park and Rivers Park I and II, which were sold by the unconsolidated joint ventures that owned the respective properties in March 2017. The gain is reflected within equity in earnings on our consolidated income statement for the six months ended June 30, 2017.

(3)	Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods.

(4)	Represents legal, advisory and accounting fees associated with the Transaction.

(5)
Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives, including the write-off of $1.4 million of unamortized lease incentives and rent abatement recorded during the fourth quarter of 2016, which was associated with a defaulted tenant at 840 First Street, NE. Also, beginning in third quarter of 2016, reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit.

(6)	Most non-real estate depreciation is classified in general and administrative expense.

(7)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016		June 30, 2016
Tenant improvements	$1,625	$1,922	$2,073	$1,809	(1)	$6,391
Leasing commissions	84	473	—	1,043		837
Capital expenditures	1,554	1,351	1,818	2,549		2,353
Total first-generation costs	3,263	3,746	3,891	5,401		9,581
Development and redevelopment	2,142	211	618	559		3,906
Total	$5,405	$3,957	$4,509	$5,960		$13,487

(1)	Excludes an $8.9 million reimbursement that we received in the third quarter of 2016 related to tenant improvement work done at the NOVA build-to-suit.

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,741
Operating Partnership (“OP”) units held by third parties	2,546
Total common shares and OP units outstanding	61,287

Market price per share at June 30, 2017	$11.11

Market Value of Common Equity	$680,899	51.1%
Debt(1)
Fixed-rate debt	$230,815	17.3%
Hedged variable-rate debt(2)	240,000	18.0%
Unhedged variable-rate debt	179,700	13.5%

Total debt	$650,515	48.9%

Total Market Capitalization at June 30, 2017	$1,331,414	100.0%

	Selected Ratios
	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Coverage Ratios
Interest Coverage Ratio
Adjusted EBITDA	$19,282	$23,140	$21,641	$22,584	$22,489
Interest expense	6,053	6,344	6,571	6,414	6,568
	3.19x	3.65x	3.29x	3.52x	3.42x
Fixed Charge Coverage Ratio
Adjusted EBITDA	$19,282	$23,140	$21,641	$22,584	$22,489
Fixed charges(3)	6,955	7,235	7,452	7,353	8,279
	2.77x	3.20x	2.90x	3.07x	2.72x
Overhead Ratio
General and administrative expense, excluding Transaction costs(4)	$4,002	$4,497	$3,980	$4,112	$4,305
Total revenues	35,388	37,823	38,972	40,172	38,493
	11.3%	11.9%	10.2%	10.2%	11.2%
Leverage Ratios
Debt and Preferred Shares/Total Market Capitalization
Total debt and preferred shares(1)(5)	$650,515	$649,516	$743,407	$745,518	$797,492
Total market capitalization	1,331,414	1,279,289	1,411,096	1,302,680	1,355,941
	48.9%	50.8%	52.7%	57.2%	58.8%
Debt and Preferred Shares/Undepreciated Book Value
Total debt and preferred shares(1)(5)(6)	$650,515	$649,516	$743,407	$745,518	$775,492
Undepreciated book value(6)	1,258,204	1,251,745	1,301,834	1,321,517	1,316,947
	51.7%	51.9%	57.1%	56.4%	58.9%

(1)	Our total debt balances exclude unamortized deferred financing costs for all periods presented.

(2)	As of June 30, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements.

(3)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Fixed charges exclude the final lump sum principal loan payments made upon the extinguishment of outstanding debt.

(4)	During the three months ended June 30, 2017, we recorded $2.2 million of legal, advisory and accounting costs associated with the Transaction.

(5)	In July 2016, we redeemed the remaining 0.6 million shares of our 7.750% Series A Preferred Shares.

(6)
For the three months ended December 31, 2016, we excluded the assets related to One Fair Oaks, which was classified as held-for-sale at December 31, 2016 and was sold on January 9, 2017. For the three months ended June 30, 2016, we excluded the assets and debt related to Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at June 30, 2017	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Redland II and III	4.64%	$62,529	$4,014		11/1/2017	$62,064
840 First Street, NE	6.01%	34,843	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,264	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	28,190	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	35,209	2,392		6/1/2023	30,414
11 Dupont Circle(1)	4.22%	66,780	2,705		9/1/2030	60,449
Total Fixed-Rate Debt	4.75%(2)	$230,815	$13,976			$212,213

Variable-Rate Debt(3)

Northern Virginia Construction Loan(4)	LIBOR + 1.85%	43,700	1,342		9/1/2019	43,700
Unsecured Revolving Credit Facility(5)	LIBOR + 1.50%	76,000	2,067		12/4/2019	76,000
Unsecured Term Loan(5)
Tranche A	LIBOR + 1.45%	100,000	2,670		12/4/2020	100,000
Tranche B	LIBOR + 1.45%	100,000	2,670		6/4/2021	100,000
Tranche C	LIBOR + 1.80%	100,000	3,020		12/4/2022	100,000
Total Unsecured Term Loan	2.83%(2)	$300,000	$8,360			$300,000

Total Variable-Rate Debt	3.19%(2)(6)	$419,700	$11,769			$419,700

Total Debt at June 30, 2017(7)	3.74%(2)(6)	$650,515	$25,745	(8)		$631,913

(1)	The loan is interest only until September 1, 2025.

(2)	Represents the weighted average interest rate.

(3)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at June 30, 2017, which was 1.22%.

(4)
The loan has a borrowing capacity of up to $43.7 million and is collateralized by the NOVA build-to-suit, which was placed in-service in August 2016. We can repay all or a portion of the Northern Virginia Construction Loan, without penalty, at any time during the term of the loan.

(5)	Based on our leverage ratio at June 30, 2017, the applicable interest rate spreads associated with the unsecured revolving credit facility and unsecured term loan will remain unchanged.

(6)
The effective interest rate reflects the impact of our interest rate swap agreements. As of June 30, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. On July 18, 2017, five swap agreements that together fixed LIBOR at a weighted average interest rate of 1.5% on $147.5 million of our variable rate debt expired.

(7)	Our total debt balance at June 30, 2017 excludes $5.4 million of unamortized deferred financing costs that are deducted from the respective debt balance on the consolidated balance sheet.

(8)	During the second quarter of 2017, we paid $0.9 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI(2)	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2017	Secured Property Debt	9,349	62,064	62,064	15.1%
2019	Construction Loan	3,578	43,700	43,700	8.2%
2019	Unsecured Revolving Credit Facility	63,009	76,000	376,000	16.8%
2020	Unsecured Term Loan	63,009	100,000	376,000	16.8%
2020	Secured Property Debt	9,063	34,618	34,618	26.2%
2021	Unsecured Term Loan	63,009	100,000	376,000	16.8%
2022	Secured Property Debt	3,444	24,668	24,668	14.0%
2022	Unsecured Term Loan	63,009	100,000	376,000	16.8%
2023	Secured Property Debt	2,236	30,414	30,414	7.4%
2030	Secured Property Debt	3,469	60,449	60,449	5.7%

(1)
As of June 30, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. On July 18, 2017, five swap agreements that together fixed LIBOR at a weighted average interest rate of 1.5% on $147.5 million of our variable rate date expired.

(2)	NOI is calculated in accordance with the covenants governing our consolidated unsecured revolving credit facility and unsecured term loan.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loan

Covenants	Quarter Ended June 30, 2017	Covenant
Consolidated Total Leverage Ratio(1)	46.1%	≤ 60%
Tangible Net Worth(1)	$812,503	≥ $601,202
Fixed Charge Coverage Ratio(1)	3.15x	≥ 1.50x
Maximum Dividend Payout Ratio	40.2%	≤ 95%

Restricted Indebtedness:
Maximum Secured Debt	21.0%	≤ 40%
Unencumbered Pool Leverage (1)	41.8%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.54	≥ 1.75x

(1)
These are the only covenants that apply to our Northern Virginia Construction Loan, which are calculated in accordance with the amended, restated and consolidated unsecured revolving credit facility and unsecured term loan facility.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures	FPO Ownership	FPO Investment at June 30, 2017	Property Type	Location	Square Feet	Leased at June 30, 2017	Occupied at June 30, 2017
1750 H Street, NW	50%	$14,198	Office	Washington, DC	113,131	100.0%	94.6%
Prosperity Metro Plaza	51%	27,165	Office	Fairfax, VA	326,197	100.0%	100.0%
Total / Weighted Average		$41,363			439,328	100.0%	98.6%

Outstanding Unconsolidated Debt	FPO Ownership	Effective Interest Rate	Principal Balance at June 30, 2017(1)	Annualized Debt Service	Maturity Date	Balance at Maturity(1)	FPO Share of Principal Balance(2)
1750 H Street, NW	50%	3.92%	$32,000	$1,254	8/1/2024	$32,000	$16,000
Prosperity Metro Plaza	51%	3.91%	50,000	1,955	12/1/2029(3)	45,246	25,500
Total / Weighted Average		3.91%	$82,000	$3,209		$77,246	$41,500

		Three Months Ended June 30, 2017
Results of Operations - Unconsolidated Joint Ventures(4)		1750 H St, NW	Prosperity Metro Plaza	Total	Disposed Properties(5)	Total

Equity in earnings from affiliates		$109	$392	$501	$(24)	$477
Other expense, net(6)		394	720	1,114
Net operating income		503	1,112	1,615
Straight-line and deferred market rents(7)		25	130	155
Management fee adjustment(8)		(13)	(25)	(38)
Adjusted NOI		$515	$1,217	$1,732

(1)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(2)	Reflects our proportionate share of the principal debt balances based on our ownership percentage of the respective joint venture, of which none is recourse to us.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects our proportionate share of operating results for the three months ended June 30, 2017 based on our ownership percentage of the respective joint ventures.

(5)
Includes equity in earnings from affiliates from the joint ventures that used to own Aviation Business Park and Rivers Park I and II, which were all sold in the first quarter of 2017. We recognized a nominal loss during the three months ended June 30, 2017, which was primarily due to a true-up of accrued liabilities subsequent to the sale of the properties.

(6)	Includes depreciation and interest expense, net of other income.

(7)	Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents.

(8)	A standard management fee is used in lieu of the actual management fee earned.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Three Months Ended June 30, 2017
Income Statement Items

Adjusted NOI - Consolidated Portfolio
Total revenues	$35,388
Property operating expenses	(8,350)
Real estate taxes and insurance expenses	(4,459)
Net Operating Income(1)	22,579
Straight-line and deferred market rents, net(2)	457
Management fee adjustment(3)	242
Adjusted NOI - Consolidated Portfolio	$23,278

Occupancy at June 30, 2017	92.6%

Balance Sheet Items

Rental Property, net
Gross rental property	$1,258,204
Accumulated depreciation	(237,036)
Total Rental Property, net	$1,021,168
Development & Redevelopment Assets
Original cost basis of land held for future development	$14,433
Original cost basis of assets in current development(4)	22,996
Construction costs to date for current development	4,906
Total Development & Redevelopment Assets	$42,335
Other Assets
Unconsolidated investment in affiliates	$41,363

Net Liabilities
Mortgage and senior debt, cash principal balances	$(650,515)
Accrued interest	(1,429)
Rents received in advance	(6,336)
Tenant security deposits	(4,848)
Accounts payable and other liabilities	(44,137)
Cash, cash equivalents, escrows and reserves	17,007
Accounts and other receivables, net of allowance for doubtful accounts	5,621
Prepaid expenses and other assets	4,137
Total Net Liabilities	$(680,500)

Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended June 30, 2017	60,544

Unconsolidated Joint Ventures(5)
Adjusted NOI(6)	$1,732
Principal balance of outstanding debt at June 30, 2017	$41,500

(1)	For a reconciliation of net operating income to net loss, see Quarterly Financial Results.

(2)
Includes straight-line rents and the amortization of deferred market rents, lease incentives and rent abatements. Also, reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit.

(3)	A standard management fee is used in lieu of an administrative overhead allocation.

(4)	Relates to Redland I, which was placed into redevelopment in March 2017, and a 2,700 square foot café that is being constructed at Redland.

(5)	Represents our proportionate share of Adjusted NOI and debt of our unconsolidated joint ventures.

(6)	See Investment in Joint Ventures for a reconciliation of our proportionate share of adjusted NOI for our unconsolidated joint ventures to equity in earnings of affiliates.

Portfolio Summary (unaudited)

Consolidated Portfolio(1)
	Number of Buildings	Square Feet	% Leased	% Occupied	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	918,019	91.2%	89.5%	$27,976,923	28.0%
Maryland	33	1,753,351	94.2%	93.6%	30,335,030	30.4%
Northern VA	12	1,169,066	95.7%	90.7%	19,196,028	19.2%
Southern VA	19	2,023,854	95.2%	94.3%	22,296,214	22.3%
Total / Weighted Average	70	5,864,290	94.4%	92.6%	$99,804,196	100.0%

Maryland - Redevelopment(4)	1	133,895
Total Consolidated	71	5,998,185

Unconsolidated Joint Ventures(5)
	Number of Buildings	Square Feet	% Leased	% Occupied	Annualized Cash Basis Rent(2)(3)
Total / Weighted Average	3	439,328	100.0%	98.6%	$13,357,339

(1)	In addition to properties presented, we own land that can accommodate up to 409,685 square feet of additional development.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)	Reflects Redland I (540 Gaither Road), which was placed into redevelopment during March 2017.

(5)	Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type (1)
				Occupied Portfolio by Property Type				Leased Portfolio by Property Type
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	2,828,919	48.2%	28	2,613,478	92.4%	$64,277,629	65.6%	2,642,904	93.4%	$65,180,819	65.3%
Business Park	3,035,371	51.8%	42	2,818,531	92.9%	33,641,528	34.4%	2,890,336	95.2%	34,623,377	34.7%
Total / Weighted Average	5,864,290	100.0%	70	5,432,009	92.6%	$97,919,158	100.0%	5,533,240	94.4%	$99,804,196	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA	Total

Office	28.0%	20.8%	14.6%	1.9%	65.3%
Business Park	—	9.6%	4.7%	20.4%	34.7%
Total / Weighted Average	28.0%	30.4%	19.2%	22.3%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

Portfolio by Size(1) (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(2)
0-2,500	87	139,315	2.5%	$3,064,455	3.1%	$22.00
2,501-10,000	188	1,040,236	18.8%	18,667,677	18.7%	17.95
10,001-20,000	67	918,248	16.6%	17,428,681	17.5%	18.98
20,001-40,000	40	1,081,233	19.5%	16,502,032	16.5%	15.26
40,001-100,000	16	1,003,483	18.1%	13,834,089	13.9%	13.79
100,001 +	10	1,350,725	24.4%	30,307,262	30.3%	22.44

Total / Weighted Average	408	5,533,240	100.0%	$99,804,196	100.0%	$18.04

$ 12 M
$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
MTM
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,001 - 100,000 SF
> 100,001 SF
Other (3)

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)
Reflects contractual expiration of Bureau of Prisons at 500 First Street, NW on July 31, 2017. Subsequent to the end of the second quarter of 2017, we executed a lease extension with the Bureau of Prisons that extends their lease expiration to March 31, 2018. The lease extension allows the tenant to terminate the lease at the end of either December 2017, January 2018, or February 2018, in each case without penalty.

Top Twenty-Five Tenants(1) (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	12	587,878	$13,809,728	13.8%	6.1
2	BlueCross BlueShield	1	204,314	6,403,201	6.4%	6.2
3	BAE Systems Technology Solutions & Services	2	165,004	4,347,935	4.4%	3.2
4	ICF Consulting Group Inc.	1	127,946	3,751,377	3.8%	7.0
5	Sentara Healthcare	4	276,974	2,711,750	2.7%	3.3
6	Montgomery County, Maryland	3	77,522	1,984,389	2.0%	5.4
7	Vocus, Inc.	1	93,000	1,806,584	1.8%	5.8
8	State of Maryland - AOC	1	101,113	1,773,230	1.8%	2.5
9	First Data Corporation	1	117,336	1,412,725	1.4%	2.4
10	Siemens Corporation	3	100,745	1,391,092	1.4%	3.2
11	Affiliated Computer Services, Inc.	1	107,422	1,332,033	1.3%	4.5
12	Odin, Feldman & Pittleman	1	53,918	1,312,903	1.3%	10.3
13	CVS Pharmacy	1	11,692	1,052,280	1.1%	10.8
14	DRS Defense Solutions, LLC	2	52,103	1,024,100	1.0%	1.0
15	General Dynamics	1	147,248	967,277	1.0%	2.6
16	Telogy Networks, Inc.	1	52,145	860,392	0.9%	0.9
17	National Women's Law Center	1	24,760	806,635	0.8%	5.7
18	Zenith Education Group, Inc.	1	39,250	794,420	0.8%	2.1
19	Internet Society	1	30,037	774,837	0.8%	1.8
20	Stewart Lender Services	1	57,476	724,772	0.7%	5.3
21	ValueOptions, Inc.	1	37,850	724,449	0.7%	1.5
22	Washington Sports Club	1	21,047	697,913	0.7%	7.4
23	Notable Solutions	1	24,477	677,279	0.7%	3.0
24	Associated Builders and Contractors	1	19,763	663,642	0.7%	7.4
25	DirecTV Inc.	1	42,177	628,985	0.6%	2.1
	Subtotal Top 25 Tenants	45	2,573,197	$52,433,929	52.5%	5.1
	All Remaining Tenants	363	2,960,043	47,370,267	47.5%	5.5
	Total / Weighted Average	408	5,533,240	$99,804,196	100.0%	5.3

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Annual Lease Expirations(1) (unaudited)

		Total Portfolio						Property Type
								Office		Business Park
Year of Lease Expiration(2)		Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)
MTM		2	20,151	0.4%	$237,774	0.2%	$11.80	—	$—	20,151	$11.80
2017	(4)	21	314,988	5.7%	7,908,303	7.9%	25.11	217,672	31.93	97,316	9.84
2018		61	643,108	11.6%	9,223,328	9.2%	14.34	225,503	19.32	417,605	11.65
2019		61	737,981	13.3%	10,770,429	10.8%	14.59	180,168	20.45	557,813	12.70
2020		61	940,481	17.0%	15,547,558	15.6%	16.53	456,895	22.38	483,586	11.00
2021		49	498,150	9.0%	7,386,911	7.4%	14.83	132,432	22.60	365,718	12.01
2022		50	560,335	10.1%	8,670,249	8.7%	15.47	172,389	23.60	387,946	11.86
2023		19	488,958	8.8%	11,511,530	11.5%	23.54	287,073	29.59	201,885	14.94
2024		23	444,113	8.1%	8,812,793	8.8%	19.84	261,898	26.32	182,215	10.54
2025		15	254,373	4.6%	4,616,379	4.6%	18.15	221,705	19.19	32,668	11.08
2026		12	142,806	2.6%	2,882,711	2.9%	20.19	85,358	25.80	57,448	11.85
Thereafter		34	487,796	8.8%	12,236,231	12.4%	25.08	401,811	27.52	85,985	13.72
Total / Weighted Average		408	5,533,240	100.0%	$99,804,196	100.0%	$18.04	2,642,904	$24.66	2,890,336	$11.98

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes contractual expiration of Bureau of Prisons at 500 First Street, NW on July 31, 2017. Subsequent to the end of the second quarter of 2017, we executed a lease extension with the Bureau of Prisons that extends their lease expiration to March 31, 2018. The lease extension allows the tenant to terminate the lease at the end of either December 2017, January 2018, or February 2018, in each case without penalty.

Quarterly Lease Expirations(1) (unaudited)

Quarter of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Total Leased Square Feet	Annualized Cash Basis Rent(3)	Average Base Rent per Square Foot (3)

MTM	2	20,151	0.4%	$237,774	$11.80
2017 - Q3(4)	10	212,260	3.8%	6,260,568	29.49
2017 - Q4	11	102,728	1.9%	1,647,734	16.04
2018 - Q1	13	81,237	1.5%	1,469,478	18.09
2018 - Q2	15	151,669	2.7%	2,311,473	15.24

Total / Weighted Average	51	568,045	10.3%	$11,927,028	$21.00

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes contractual expiration of Bureau of Prisons at 500 First Street, NW on July 31, 2017. Subsequent to the end of the second quarter of 2017, we executed a lease extension with the Bureau of Prisons that extends their lease expiration to March 31, 2018. The lease extension allows the tenant to terminate the lease at the end of either December 2017, January 2018, or February 2018, in each case without penalty.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended June 30, 2017
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	65,038	11	$13.23	$13.90	9.0	$40.23	$4.46
First Generation New Leases	—	—	—	—	0.0	—	—
Second Generation New Leases	65,038	11	13.23	13.90	9.0	40.23	4.46
Renewal Leases	62,620	8	16.57	17.68	3.9	11.20	2.91
Total / Weighted Average	127,658	19	$14.87	$15.75	6.5	$25.99	$4.01

	Six Months Ended June 30, 2017
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	138,536	20	$16.05	$17.24	8.3	$43.45	$5.25
First Generation New Leases	14,477	3	32.47	34.91	9.1	103.80	11.47
Second Generation New Leases	124,059	17	14.14	15.17	8.2	36.41	4.45
Renewal Leases	152,008	21	15.54	16.03	3.1	9.07	2.95
Total / Weighted Average	290,544	41	$15.78	$16.61	5.6	$25.46	$4.59

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended June 30, 2017
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	25,801	6	$12.25	$11.40	7.5%	$13.38	$11.20	19.5%	9.0
Renewal Leases	62,620	8	16.57	18.38	-9.9%	17.68	18.10	-2.3%	3.9
Total / Weighted Average	88,421	14	$15.31	$16.34	-6.3%	$16.42	$16.09	2.1%	5.4

	Six Months Ended June 30, 2017
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	36,663	9	$14.93	$14.33	4.2%	$15.75	$14.07	11.9%	8.1
Renewal Leases	152,008	21	15.54	16.73	-7.1%	16.03	15.83	1.3%	3.1
Total / Weighted Average	188,671	30	$15.42	$16.26	-5.2%	$15.98	$15.48	3.2%	4.0

(1)	Excludes any leases that have an extension, or initial term, of less than one year, as well as leasing activity for any time periods in which a property was under contract to be sold.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements for the Cash Basis calculation, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)
Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or spaces where a material change in the use will occur relative to the previous tenant’s use of the space.

Retention Summary (unaudited)

	Three Months Ended June 30, 2017 (1)			Six Months Ended June 30, 2017 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio(3)	112,338	62,620	56%	392,123	152,008	39%
Washington DC	13,308	3,410	26%	45,122	12,269	27%
Maryland(3)	52,406	51,170	98%	261,590	120,191	46%
Northern Virginia	27,635	—	0%	33,573	—	0%
Southern Virginia	18,989	8,040	42%	51,838	19,548	38%

(1)	Excludes any leases that have an extension of less than one year, as well as leasing activity for any time periods in which a property was under contract to be sold.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

(3)
Results for the six months ended June 30, 2017 include the 133,895 square foot expiration of the Department of Health and Human Services at 540 Gaither Rd (Redland I) during the first quarter of 2017. Excluding this expiration, retention would have been 59% for the Total Portfolio and 94% for the Maryland region.

Office Properties (unaudited)

Property(1)	Buildings	Location	Square Feet	Annualized Cash Basis Rent(2)	% Leased	% Occupied	Average Base Rent per Square Foot(2)

Washington DC
11 Dupont Circle, NW	1	CBD(3)	151,603	$4,246,738	73.3%	73.3%	$38.21
440 First Street, NW	1	Capitol Hill	138,648	4,427,139	91.9%	87.7%	34.75
500 First Street, NW	1	Capitol Hill	129,035	4,556,372	100.0%	100.0%	35.31
840 First Street, NE	1	NoMA(3)	248,536	7,380,376	100.0%	100.0%	29.70
1211 Connecticut Avenue, NW	1	CBD(3)	131,746	3,772,775	91.2%	91.2%	31.41
1401 K Street, NW	1	East End	118,451	3,593,523	85.4%	76.7%	35.51
Total / Weighted Average	6		918,019	$27,976,923	91.2%	89.5%	$33.41

Maryland
Annapolis Business Center	2	Annapolis	101,113	$1,773,230	100.0%	100.0%	$17.54
Cloverleaf Center	4	Germantown	173,916	2,673,565	89.8%	89.8%	17.12
Hillside I and II	2	Columbia	87,267	1,009,203	87.6%	87.6%	13.20
Metro Park North	4	Rockville	192,280	3,105,868	91.8%	86.8%	17.60
Redland II & III(4)	2	Rockville	349,267	9,945,289	100.0%	100.0%	28.47
TenThreeTwenty	1	Columbia	138,944	2,251,970	96.4%	96.4%	16.82
Total / Weighted Average	15		1,042,787	$20,759,124	95.3%	94.3%	$20.90

Northern Virginia
Atlantic Corporate Park	2	Sterling	218,230	$3,914,277	93.8%	92.4%	$19.13
NOVA build-to-suit	1	Not Disclosed	167,440	4,050,490	100.0%	100.0%	24.19
Three Flint Hill	1	Oakton	180,699	3,561,619	91.6%	91.6%	21.53
Wiehle Avenue	1	Reston	129,982	3,028,609	95.5%	95.5%	24.40
Total / Weighted Average	5		696,351	$14,554,994	95.0%	94.6%	$22.00

Southern Virginia
Greenbrier Towers	2	Chesapeake	171,762	$1,889,778	87.6%	87.1%	$12.56

Total / Weighted Average	28		2,828,919	$65,180,819	93.4%	92.4%	$24.66

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC(3)	113,131	$4,279,097	100.0%	94.6%	$37.82
Prosperity Metro Plaza	2	Merrifield - NOVA	326,197	9,078,242	100.0%	100.0%	27.83
Total / Weighted Average	3		439,328	$13,357,339	100.0%	98.6%	$30.40

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	CBD refers to the Central Business District and NoMA refers to North of Massachusetts Avenue.

(4)
Redland II & III (520 and 530 Gaither Road) was acquired November 2010. Redland I (540 Gaither Road) was acquired in October 2013, and was placed into redevelopment during the first quarter of 2017, therefore, the space will be excluded from our portfolio metrics until the project is substantially complete. The three buildings are collectively referred to as Redland.

Business Park Properties (unaudited)

Property(1)	Buildings	Location	Square Feet	Annualized Cash Basis Rent(2)	% Leased	% Occupied	Average Base Rent per Square Foot(2)

Maryland
Ammendale Business Park(3)	7	Beltsville	312,846	$4,080,160	90.7%	90.7%	$14.38
Gateway 270 West	6	Clarksburg	252,295	3,253,281	92.9%	92.9%	13.89
Snowden Center	5	Columbia	145,423	2,242,465	96.0%	96.0%	16.05
Total / Weighted Average	18		710,564	$9,575,906	92.6%	92.6%	$14.56

Northern Virginia
Sterling Park Business Center(4)	7	Sterling	472,715	4,641,034	96.7%	84.9%	10.15
Total / Weighted Average	7		472,715	$4,641,034	96.7%	84.9%	$10.15

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	96,720	$861,036	100.0%	100.0%	$8.90
Crossways Commerce Center(5)	9	Chesapeake	1,082,461	12,212,537	97.1%	95.7%	11.61
Greenbrier Business Park(6)	4	Chesapeake	411,237	4,710,109	94.0%	94.0%	12.18
Norfolk Commerce Park(7)	3	Norfolk	261,674	2,622,754	91.9%	91.9%	10.90
Total / Weighted Average	17		1,852,092	$20,406,436	95.9%	95.0%	$11.49

Total / Weighted Average	42		3,035,371	$34,623,377	95.2%	92.9%	$11.98

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(4)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(5)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(6)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(7)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize FFO, Core FFO, net operating income (“NOI”), Same Property NOI, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance measures. We believe NOI, Same Property NOI, EBITDA, Adjusted EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO and Core FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjust for the effects of GAAP depreciation/amortization, gains/losses on sale and impairments of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA and Adjusted EBITDA provide performance metrics that adjust for the effects of non-property operating expenses, such as depreciation/amortization and interest expense. In addition, FFO, NOI and EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI
We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Our NOI calculations are reconciled to net (loss) income in this release.

On our Net Asset Value Analysis page, we provide an Adjusted NOI figure, which is our total revenues calculated in accordance with GAAP, less property operating expenses, real estate taxes and insurance expenses, straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. We also, adjust for properties that were sold or classified as held-for-sale at the end of the current period, and did not have their operating results classified as held-for-sale for the period presented. Also, Adjusted NOI reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit. The presentation on our Net Asset Value Analysis page reconciles our total revenues, which can be derived from our consolidated statement of operations for the current quarter, to Adjusted NOI. However, Adjusted NOI is not indicative of future results and should not be used in place of net income calculated in accordance with GAAP. Further, we provide an Adjusted NOI figure that reflects our proportionate share of Adjusted NOI from our unconsolidated joint ventures. For a reconciliation of Adjusted NOI from our unconsolidated joint ventures to equity in earnings from affiliates, see Investment in Joint Ventures.

SAME PROPERTY NOI
Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net (loss) income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of interest expense, depreciation and amortization. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

Adjusted EBITDA
We believe Adjusted EBITDA is a useful measure of our operating performance. The calculation of EBITDA includes certain items, such as loss on debt extinguishment, impairment to rental property, gains or losses on the sale of property and costs associated with the Transaction, that impact the comparability of period-over-period results, which we exclude from Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance. Our Adjusted EBITDA calculations are reconciled to net income (loss) in this release.

FFO
FFO, which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

Management Statements on Non-GAAP Supplemental Measures

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

CORE FFO
We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, acquisition costs and costs associated with the Transaction. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributable to common shareholders in this release.